Exhibit 10.42

Spousal Consent Letter

I, Li Gao, the undersigned (ID Card No. [          ]), as the legal spouse of Shaojie Chen (ID Card No. [          ]), hereby unconditionally and irrevocably agree on Shaojie Chen’s execution of the following documents (“Transaction Documents”) on January 10, 2019, and on the disposition of the equity in Wuhan Douyu Internet Technology Co. Ltd. (“Wuhan Douyu”) as held by and registered in the name of Shaojie Chen according to the provisions of the following documents:

(1)                                 The Share Pledge Agreement between Wuhan Douyu Culture Network Technology Co., Ltd. (the “WFOE”) and Wuhan Douyu;

(2)                                 The Exclusive Option Agreement between the WFOE and Wuhan Douyu; and

(3)                                 The Power of Attorney signed by Shaojie Chen.

I hereby unconditionally and irrevocably undertake that the equity as Shaojie Chen directly or indirectly holds in DouYu International Holdings Limited (“Cayman Company”) and Wuhan Douyu and any other interest (if any) in the subsidiaries of the foregoing entities (collectively “Target Equity”), is personal property of Shaojie Chen and not part of the marital or community property. I have no right or interest in or to the Target Equity and will never make in the future any claim with respect to the Target Equity or the carried interest thereof. Shaojie Chen has the exclusive and full voting rights and right of disposition with respect to the Target Equity, and I shall raise no objection to the exercise of such rights by Shaojie Chen, and will not take any action which may affect or impede Shaojie Chen’s performance of the obligations under the Transaction Documents. I further confirm that Shaojie Chen’s performance of the Transaction Documents and further amendment to or termination of the Transaction Documents require no additional authorization or consent from me.

I hereby unconditionally and irrevocably undertake that I will sign all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as may be amended from time to time).

In case of division of marital or community property between Shaojie Chen and me due to divorce, I and Shaojie Chen shall make our best efforts to negotiate in good faith to properly settle the division of marital or community property, which shall have no adverse effect on the normal operation of Wuhan Douyu.

I hereby unconditionally and irrevocably agree and undertake not to act in conflict with the arrangements under the Transaction Documents or this Consent Letter at any time. I agree and undertake that if I obtain any equity of Wuhan Douyu held by Shaojie Chen due to any reason, I shall be bound by the Transaction Documents (as may be amended from time to time) and the Exclusive Business Cooperation Agreement executed by and between the WFOE and Wuhan Douyu on May 14, 2018 (the “Exclusive Business Cooperation Agreement”), and comply with the obligations of a shareholder of Wuhan Douyu under the Transaction Documents (as may be amended from time to time) and the Exclusive Business Cooperation Agreement, and for this purpose, once required by the WFOE, I shall sign a series of written instruments in the form and substance substantially identical to the Transaction Documents (as may be amended from time to time) and the Exclusive Business Cooperation Agreement.

Li Gao

Signature:	/s/ Li Gao

Date: January 10, 2019